Q4 2024 EARNINGS INVESTOR PRESENTATION January 28, 2025

2 24Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. (1) risks related to the proposed transaction with CrossFirst Bankshares Inc. (“CrossFirst”), including (i) the possibility that the proposed transaction will not close when expected or at all because conditions to the closing are not satisfied on a timely basis or at all; (ii) the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Busey and CrossFirst do business; (iii) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iv) diversion of management's attention from ongoing business operations and opportunities; (v) the possibility that Busey may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all, and to successfully integrate CrossFirst's operations with those of Busey or that such integration may be more difficult, time consuming or costly than expected; (vi) revenues following the proposed transaction may be lower than expected; and (vii) stockholder litigation that could prevent or delay the closing of the proposed transaction or otherwise negatively impact our business and operations; (2) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (3) effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations, and tax regulations; (4) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East); (5) changes in state and federal laws, regulations, and governmental policies concerning Busey's general business (including changes in response to the failures of other banks or as a result changes in policies implemented by the new presidential administration); (6) changes in accounting policies and practices; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (9) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (10) the loss of key executives or associates; (11) changes in consumer spending; (12) unexpected outcomes of existing or new litigation, investigations, or inquiries involving Busey (including with respect to Busey’s Illinois franchise taxes); (13) fluctuations in the value of securities held in Busey’s securities portfolio; (14) concentrations within Busey’s loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; (15) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (16) the level of non-performing assets on Busey’s balance sheets; (17) interruptions involving information technology and communications systems or third-party servicers; (18) breaches or failures of information security controls or cybersecurity-related incidents; and (19) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements Forward-Looking Statements

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 3

Table of Contents

Overview of First Busey Corporation (BUSE)	4
Diversified Company with Comprehensive & Innovative Financial Solutions	5
Compelling Regional Operating Model	6
Investment Highlights	7
Fortress Balance Sheet	8
Transformational Partnership with CrossFirst Bankshares	9
Track Record of Successful Integrations	11
High Quality Loan Portfolio	12
High Quality Portfolio: CRE	13
Office Investor Owned CRE Portfolio	14
High Quality Portfolio: C&I	15
Pristine Credit Quality	16
Credit Profile Bolstered by Strong Reserves	17
Top Tier Core Deposit Franchise	18
Granular, Stable Deposit Base	19
Deposit Cost Trends	20
Net Interest Margin	21
Diversified and Significant Sources of Fee Income	22
Wealth Management	23
FirsTech	24
Balanced, Low-Risk, Short-Duration Investment Portfolio	25
Actively Managing Well-Positioned Balance Sheet	26
Focused Control on Expenses	27
Robust Capital Foundation	28
4Q24 Earnings Review	29
Earnings Performance	30

Appendix:	*31*
Experienced Management Team	*32*
Fully Integrated Wealth Platform	*33*
FirsTech, A Uniquely Positioned Payment Technology Company	*34*
Busey Impact	*36*
Non-GAAP Financial Information	*37*

4 44Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Price Per Share $23.53 Market Cap $1.3B Dividend Yield 4.2% Price/TBV 1.3x Price/2025E 3 9.4x Dec--23 Mar--24 Jun--24 Sep--24 Dec--24 20 22 24 26 28 30 $ in millions 2022 2023 2024 Total Assets $12,337 $12,283 $12,047 Total Loans $7,726 $7,651 $7,697 Total Deposits $10,071 $10,291 $9,982 Total Equity $1,146 $1,272 $1,383 Total Wealth AUC $11,062 $12,137 $13,834 NPA/Assets 0.13% 0.06% 0.19 % Net Interest Margin 1 2.84% 2.89% 2.95 % Adj. Nonint. Income % of Operating Revenue 1 28.5% 27.8% 30.0 % Adj. PPNR ROAA 1 1.44% 1.41% 1.39 % Adj. ROAA 1 1.06% 1.03% 0.99 % Adj. ROATCE 1 15.99% 15.03% 12.28% 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 1/27/25, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 1/27/25 Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida 157+ year old financial institution headquartered in Champaign, IL Business Banking Personal Banking Wealth Management Payment Tech Solutions Regional operating model serving four regions BUSE Stock 2Financial Highlights

5 54Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation. Based on a four-quarter average of average tangible common equity | 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $12 Billion 44 Million Payments Processed 5 Transactions Processed (FY 2024) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.0 Billion Assets 1 12.3% Adj. ROATCE (FY 2024) 3 $13.8 Billion Assets Under Care 44.6% PT Margin (FY 2024) $391.4 Million 2024 Revenue 2 $65.0 Million 2024 Revenue 4 $23.1 Million 2024 Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 6

Compelling Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate

Regions	***Central*** *Central IL, Joliet, Indiana*	***Gateway*** *St. Louis MSA*	***Northern*** *Chicago suburbs*	***Florida*** *Southwest Florida*
Banking Centers	28	20	11	3
Deposits	$5.3 billion	$2.4 billion	$1.8 billion	$0.4 billion
Loans	$3.2 billion	$1.6 billion	$2.4 billion	$0.5 billion
AUC	$9.8 billion	$1.6 billion	$1.3 billion	$1.1 billion
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank Merchants & Manufacturers	Busey Investors' Security Trust

As of 12/31/24


28


20


11
Wheeling
Palatine
Arlington Heights
Northbrook
Northfield
Wilmette
Evanston
Des Plaines
Niles
Streamwood
Schaumburg
Bartlett
Bloomingdale
Geneva
Wheaton
Milton
York
Chicago
Cicero
Downers Grove
Lyons
Lyons Township
Aurora
Naperville
Downers Grove Township
Bolingbrook
Oak Lawn
Worth
Worth Township
Orland Park
Bremen
Thornton
Junction


3
Venice
Englewood
Port Charlotte
Cape Coral
Lehigh Acres
San Carlos Park
Bonita Springs

7 74Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 62 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (96.5%)1, low-cost non-time deposits (138 bps) in 4Q24, and low level of uninsured & uncollateralized deposits2 (30%) at 12/31/24 ▪ Substantial investments in technology enterprise-wide, deep leadership bench, and risk management infrastructure Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA1 of 1.01% for 4Q24 and 0.99% for FY 2024 ▪ Adjusted ROATCE1 of 11.87% for 4Q24 and 12.28% for FY 2024 ▪ Net interest margin1 of 2.95% for 4Q24 and 2.95% for FY 2024 ▪ Adjusted core efficiency ratio1 of 61.8% for 4Q24 and 61.3% for FY 2024 ▪ Adjusted diluted EPS1 of $0.53 for 4Q24 and $2.08 for FY 2024 ▪ Quarterly dividend of $0.25 (4.2% yield)3 ▪ Announced quarterly dividend of $0.25 on 1/14/25; an increase of $0.01, or +4.2% Disciplined Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by an approach that brings the full weight of commercial, wealth and FirsTech operations to market under a regional operating model sales structure ▪ Efficient and right-sized branch network (average deposits per branch of $161 million) ▪ Leverage track record as proven successful acquirer to expand operations through disciplined M&A; anticipate closing merger with CrossFirst Bankshares on 3/1/25 Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income represented 30.3% of operating revenue for 4Q24 (ex net securities losses) ▪ Wealth management fees, wealth management referral income included in other noninterest income, and payment technology solutions income represented 62% of total noninterest income (ex net securities losses) in 4Q24 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle 1 Non-GAAP calculation, see Appendix | 2 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (incl. preferred deposits) | 3 Based on BUSE closing stock price on 1/27/25 Investment Highlights BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 8

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, conservatively underwritten with low levels of concentration
- Non-performing (0.19% of total assets) and classified assets (5.6% of capital[1]) both remain low
- Strong reserve levels: ACL/Loans 1.08% | ACL/NPLs 3.59x
- 100 / 300 Test: 25% C&D | 184% CRE
- Minimal office CRE-I located in metro central business districts[2]; substantial majority of office properties are in-market suburban locations and medical offices account for 37% of the office CRE-I portfolio

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong, low-cost core deposit franchise (1.75% total cost of deposits in 4Q24)
  - 77.1% loan-to-deposit ratio, 96.5% core deposits[3]
  - 27.2% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[4] at 30% of total deposits at 12/31/24
- Cash & Equivalents + Available-For-Sale Securities carrying value represents 85% of estimated uninsured & uncollateralized deposits[4]
- Substantial sources of available off-balance sheet contingent funding totaling $3.8 billion, representing an additional 1.3x coverage of estimated uninsured & uncollateralized deposits[4] at 12/31/24
  - Untapped borrowing capacity ($3.8 billion in aggregate): $1.7 billion with FHLB, $0.6 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.0 billion brokered deposit capacity
  - Brokered deposit market continues to remain largely untapped
  - No borrowings from FHLB as of 12/31/24

Robust Capital Foundation

- Capital ratios significantly in excess of well-capitalized minimums
- Leverage ratio of 11.1%, CET1 ratio of 14.1%, and Total RBC of 18.5% at 12/31/24[5]
- TCE/TA ratio of 8.76% at 12/31/24[3], up from 7.75% at 12/31/23
- TBV per share of $17.88 at 12/31/24[3], an increase of 7.6% from $16.62 at 12/31/23

[1] Capital calculated as Bank Tier 1 Capital (preliminary estimate) + Allowance for credit losses | [2] Central Business Districts within Busey's footprint include downtown Chicago, downtown St. Louis, and downtown Indianapolis | [3] Non-GAAP calculation, see Appendix | [4] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | [5] Capital ratios are preliminary estimates

4Q24 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
9

Transformational Partnership with CrossFirst Bankshares

First Busey Corp. announced a transformative partnership with CrossFirst Bankshares, Inc. on August 27, 2024

Merger anticipated to close on March 1, 2025

Busey FIRST BUSEY CORPORATION + CROSSFIRST BANKSHARES, INC.™


A COMBINED
77 SERVICE CENTERS
ACROSS
10 STATES
COLORADO
KANSAS
MISSOURI
ILLINOIS
INDIANA
ARIZONA
PHOENIX
TUSCON
NEW MEXICO
OKLAHOMA
TEXAS
FLORIDA
NEARLY
2,000
ASSOCIATES

BUSEY BANK LOCATIONS

CROSSFIRST BANK LOCATIONS

No location overlap; zero branch closures or consolidations contemplated

Projected Balance Sheet Highlights at Close

~$20 Billion
Total Assets

~$17 Billion
Total Deposits

~$14 Billion
Total Loans

~$14 Billion
Wealth Assets Under Care

~11.0%
CET1 Ratio[1]

~14.1%
Total Capital Ratio[1]

[1] Metrics as announced 8/27/24

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

CrossFirst Bankshares Partnership

Busey FIRST BUSEY CORPORATION + CROSSFIRST BANKSHARES, INC.™

Strategic Highlights

- Enhances Busey's growth profile with expansion into attractive new markets of Kansas City, Dallas, Denver, Phoenix, Oklahoma City and Wichita
- Provides economies of scale to drive operating efficiency
- Leverages excess capital to generate significantly enhanced profitability and return to shareholders
- CrossFirst's client base is particularly well-suited for Busey's wealth management and payment technology solutions offerings
- Bolsters executive leadership depth and succession

Attractive Deal Metrics [1]

- Fixed exchange ratio of 0.6675x and pro forma ownership of 63.5% Busey and 36.5% CrossFirst aligned with contribution analysis of the respective companies
- Expected minimal dilution to TBV of -0.6% with an earnback period of ~6 months
- Estimated EPS accretion of 20%+ in 2026 (ex-one time merger charges) and an estimated internal rate of return of 19%+
- Strong improvements in ROAA, ROATCE, Net Interest Margin, and Efficiency Ratio
- Pro Forma Capital ratios at closing expected to be significantly above "well-capitalized" thresholds: 9.6% leverage, 11.0% CET1, 14.1% Total Risk-Based Capital

Merger Update

- Integration planning focused on customer retention and best-in-class products
- Critical technology and operating systems decisions have been made
- Developing a pipeline of referrals from CrossFirst to Busey Wealth Management and FirsTech
- Combined pro forma management team completed site visits and continue frequent engagements with regional leadership in all Busey & CrossFirst regions

8/27/24	9/23/24	10/18/24	12/20/24	January 2025	3/1/25	Late June 2025
Transaction Announced	Filed applications with regulators	Filed S-4	Shareholder Approvals Received	Regulatory Approvals Received	Anticipated legal and financial close of the holding company merger	Anticipated bank merger & core system conversion

Actions Taken → *Next Steps*

[1] Metrics as announced 8/27/24

Note: Illustrative timeline only. Subject to regulatory and shareholder approvals, and customary closing conditions

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 11

Track Record of Successful Integrations

2015
Herget Bank of Pekin joins the Busey family of financial services on January 8, 2015

2016
Busey welcomes **Pulaski Bank** of greater St Louis on April 30, 2016

2017
First Community Financial Bank of Chicagoland joins the Busey family of financial services on July 2, 2017

Busey welcomes **South Side Trust & Savings Bank of Peoria** on October 1, 2017

2019
TheBANK of Edwardsville joins Busey on January 31, 2019

Investors' Security Trust joins Busey Wealth Management on August 31, 2019

2021
Busey partners with **Glenview State Bank** on May 31, 2021 expanding the company's footprint in Chicagoland

2024
Merchants & Manufacturers Bank joins Busey on April 1, 2024, adding M&M's Life Equity Loan® products to Busey's suite of services

Busey + CrossFirst Bankshares, Inc.

Busey and **CrossFirst Bankshares, Inc.** announce transformative partnership on August 27, 2024

This transaction is the largest in Busey's 157-year history and will result in a combined organization with approximately $20 billion in pro forma assets

- Busey successfully integrated seven whole bank mergers aggregating $7B+ in total assets and one wealth management firm since 2015; most recent integration in 2Q24
- An integral component of the regional operating model is bringing together associates from many different organizational backgrounds and with different expertise (Lending, Wealth, Payment Technology) to deliver comprehensive client solutions through an integrated sales culture
- Combined pro forma management team leverages strengths of both Busey and CrossFirst to provide continuity of leadership during and beyond integration
- Integrating CrossFirst's efficient operating model, branch-lite footprint, and commercial-focused customer base has the potential to be less arduous than challenging integrations successfully managed in the past that included more retail (customers & locations) and wealth operations

12 124Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $1,845 $1,671 $1,894 $1,900 $1,916 $862 $784 $869 $863 $896 $647 $544 $469 $455 $438 $336 $343 $556 $582 $582 42% 40% 43% 43% 43% 62% 59% 52% 49% 50% 44% 45% 43% 43% 43% C&I Draws CRE & Construction Draws Retail Draws C&I Utilization CRE & Construction Utilization Retail Utilization 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 Commercial & Industrial 25% Owner Occupied CRE 12% Non-Owner Occupied CRE 30% C&D 5% 1-4 Family Residential 19% HELOC 3% Other 6% 1 Capital is Bank Tier 1 Capital (preliminary estimate) + Allowance for credit losses | 2 Based on loan origination 3 Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes Central 41% Gateway 21% Northern 32% Florida 6% $7,651 $7,588 $7,999 $7,809 $7,697 $1,836 $1,828 $1,943 $1,877 $1,904 $3,337 $3,332 $3,445 $3,356 $3,270 $462 $446 $411 $398 $378 $2,016 $1,982 $2,200 $2,178 $2,145 C&I CRE Construction Retail Real Estate & Other 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 $ in millions$ in millionsLTM Core Growth 3 LTM Commercial Growth 3 +0.6% -1.5% Total Loan Portfolio: $7.7 Billion MRQ Yield on Loans 5.47% -16 bps vs. 3Q24, +25 bps vs. 4Q23 4Q24 Net New Funding Yield 7.12% Classified Loans / Capital 1 5.6% New Originations in 2024 ▪ Approx. 80% of new commercial production was growth within existing bank relationships ▪ New CRE-I originations had a weighted- average LTV of 57% High Quality Loan Portfolio Funded Draws & Line Utilization Rate 3Loans Trend Loan Portfolio Regional Segmentation 2Loan Portfolio Composition | 4Q24 LTM Growth +0.6% Loan growth has softened in the current environment and new originations & renewals continue to be evaluated within a tight credit box

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 13

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	12/31/24 Balances	% of Total Loans	12/31/24 Classified Balances
Apartments	$648,158	8.4 %	$0
Retail	478,926	6.2 %	6,266
Industrial/Warehouse	328,324	4.3 %	0
Traditional Office	270,316	3.5 %	17,760
Student Housing	242,179	3.1 %	3,658
Hotel	162,148	2.1 %	0
Medical Office	159,870	2.1 %	0
Senior Housing	145,526	1.9 %	0
LAD	120,093	1.6 %	0
Specialty	79,618	1.0 %	13
1-4 Family	25,829	0.3 %	0
Restaurant	25,741	0.3 %	0
Nursing Homes	22,803	0.3 %	0
Health Care	20,000	0.3 %	0
Other	499	0.0 %	0
Grand Total	**$2,730,030**	**35.4 %**	**$27,697**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 1.0% of total CRE-I loans are classified
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 25% C&D | 184% CRE-I
- Apartments & Student Housing represents 33% of CRE-I
  - 56% WAvg Loan-to-Value (LTV) and WAvg loan seasoning since origination is 4.5 years
- Latest stress testing results demonstrated strong WAvg DSCRs[2] in severe stress scenarios for Apartments, Student Housing, Retail, Industrial/Warehouse, Traditional Office, Medical Office, Hotel, and Senior Housing, representing approximately 89% of total CRE-I balances at 12/31/24

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	12/31/24 Balances	% of Total Loans	12/31/24 Classified Balances
Industrial/Warehouse	$366,763	4.8 %	$6,766
Specialty	222,236	2.9 %	309
Traditional Office	103,899	1.3 %	495
Retail	86,897	1.1 %	1,477
Medical Office	78,784	1.0 %	0
Restaurant	50,908	0.7 %	38
Nursing Homes	1,356	0.0 %	0
Hotel	590	0.0 %	0
Health Care	519	0.0 %	0
Grand Total	**$911,952**	**11.8 %**	**$9,085**

Owner Occupied CRE Portfolio (OOCRE)

- Only 1.0% of total OOCRE loans are classified
- Owner occupied loans are not considered regulatory CRE
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR[3]
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 40% of the OOCRE portfolio and 4.8% of total loans

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE | [2] Debt Service Coverage Ratio | [3] Fixed Charge Coverage Ratio

14 144Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.48 11.9% 2.1% 4.9% Downtown St. Louis 1 Property with $1.7 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.3 million in balances All data as of 12/31/24 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $270,316 $159,870 $145,702 $2,045 % of Total CRE-I 9.9% 5.9% 5.3% 0.1% % of Total Office CRE-I 62.8% 37.2% 33.9% 0.5% # of Loans 181 56 10 2 Average Loan Size $1,493 $2,855 $14,570 $1,023 Total Classified Balances $17,760 $0 $15,000 $0 Weighted Avg Current LTV 55% 60% 62% 65% Office Investor Owned CRE Portfolio

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 15

High Quality Loan Portfolio: C&I

- 24.6% of total loan portfolio
  - 64% of C&I borrowers have been Busey customers for 5+ years
- C&I loans are underwritten to a 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- C&I lines of credits have an overall utilization of 43%, demonstrating substantial borrowing capacity and appropriate revolving of most lines
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry - Finance & Insurance - is 17% of C&I loans, or 4% of total loans; the majority of the Finance & Insurance portfolio is secured by marketable securities
- 2.2% of C&I loans are classified, compared to 2.4% in 3Q24 and 1.7% in 4Q23

C&I Loans by Sector

$ in thousands NAICS Sector	12/31/24 Balances	% of Total Loans	12/31/24 Classified Balances
Finance and Insurance	$323,924	4.2 %	$0
Manufacturing	253,654	3.3 %	20,800
Real Estate Rental & Leasing	206,118	2.7 %	2,340
Wholesale Trade	173,489	2.3 %	6,512
Transportation	137,719	1.8 %	1,528
Educational Services	134,435	1.7 %	71
Construction	130,953	1.7 %	451
Agriculture, Forestry, Fishing, Hunting	118,507	1.5 %	914
Food Services and Drinking Places	92,445	1.2 %	0
Other Services (except Public Admin.)	69,898	0.9 %	188
Retail Trade	60,503	0.8 %	184
Health Care and Social Assistance	59,122	0.8 %	5,412
Public Administration	50,293	0.7 %	0
Arts, Entertainment, and Recreation	37,801	0.5 %	0
Professional, Scientific, Technical Svcs.	31,145	0.4 %	1,305
Administrative and Support Services	11,318	0.1 %	272
Mining, Quarrying, Oil, Gas Extraction	3,097	0.0 %	0
Information	2,956	0.0 %	1,625
Accommodation	2,500	0.0 %	0
Waste Management Services	2,276	0.0 %	0
Utilities	798	0.0 %	0
Other	380	0.0 %	0
Warehousing and Storage	25	0.0 %	0
Grand Total[1]	**$1,903,356**	**24.6 %**	**$41,602**

[1] Minor difference in C&I balances from chart and those reported elsewhere as consolidated C&I loan balances is attributable to purchase accounting, deferred fees & costs, and overdrafts

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 16

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Classified assets declined from $89.0 million (5.9% of capital at 9/30/24) to $85.3 million (5.6% of capital at 12/31/24)
- 4Q24 net charge-offs totaled $2.9 million, bringing FY 2024 NCOs to $18.2 million, or 0.23% of average loans[1]
    - 4Q24 charge-off related to one traditional office CRE loan located in suburban Chicago
        - Loan was classified in 4Q23 and moved to nonperforming during 4Q24 in conjunction with the partial charge-off (remaining balance of $15.0 million)

NPAs/ Assets

$ in millions


Assets
% NPAs/Assets
$10,544
$12,860
$12,337
$12,283
$12,047
0.27%
0.17%
0.13%
0.06%
0.19%
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE

	2020 YE	2021 YE	2022 YE	2023 YE	2024 YE
NPAs	$28.9	$21.3	$16.6	$7.9	$23.3

Classifieds / Capital[2]

$ in millions


Bank Tier 1 Capital + ALLL
Classified/Capital
$1,155
$1,329
$1,398
$1,455
$1,522
8.5%
6.9%
7.7%
5.0%
5.6%
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE

	2020 YE	2021 YE	2022 YE	2023 YE	2024 YE
Classified Assets	$97.8	$91.8	$107.1	$72.3	$85.3

NCOs / Average Loans

$ in millions


Avg Loans
NCOs/Avg Loans
$7,007
$6,970
$7,446
$7,759
$7,805
0.12%
0.03%
0.01%
0.03%
0.23%
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE

	2020 YE	2021 YE	2022 YE	2023 YE	2024 YE
NCOs	$8.3	$2.2	$0.9	$2.3	$18.2

[1] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters
[2] Capital calculated as Busey Bank Tier 1 Capital (preliminary estimate) + Allowance for credit losses

17 174Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,368 $7,114 $7,725 $7,651 $7,697 1.59% 1.24% 1.19% 1.20% 1.08% Ex-PPP Loans Allowance/Ex-PPP Loans (%) 2020 YE 2021 YE 2022 YE 2023 YE 2024 YE $24,301 $16,852 $15,740 $7,816 $23,237 4.16 5.22 5.82 11.74 3.59 NPLs Allowance/NPLs (x) 2020 YE 2021 YE 2022 YE 2023 YE 2024 YE $28,872 $21,268 $16,590 $7,941 $23,300 3.50 4.13 5.52 11.55 3.58 NPAs Allowance/NPAs (x) 2020 YE 2021 YE 2022 YE 2023 YE 2024 YE ▪ Reserve to loans of 1.08% (compared to 1.09% at 9/30/24) ▪ Non-performing loan balances increased by $15.0 million QoQ ▪ Quarterly increase attributable to one traditional office CRE loan located in suburban Chicago; this loan was classified in 4Q23 and moved to nonperforming in conjunction with partial charge-off during 4Q24 ▪ Non-performing loans were $23.2 million at 12/31/24, equating to 0.30% of total loans ▪ Reserves now equate to 3.59x of NPLs and 3.58x of NPAs ▪ OREO balances total $0.1 million Credit Profile Bolstered by Strong Reserves Allowance / Loans (ex-PPP) Allowance / NPLs Multiple Allowance / NPAs Multiple $ in millions $ in thousands$ in thousands

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 18

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 4Q24


Int DDA
24%
Non-Int
DDA
27%
Total
Deposits:
$10.0
Billion
Savings &
MMDA
34%
CD <
250k
12%
CD > 250k
3%

Core Deposits
97%

MRQ Avg Cost of Total Deposits
1.75%
-10 bps from 3Q24

MRQ Avg Cost of Non-Time Deposits
1.38%
-12 bps from 3Q24

Avg Deposits per Branch
$161 million

Avg Non Maturity Acct Balance at 12/31/24
$34 thousand

Core Deposits [2] / Total Deposits


$ in millions
$9,812
$10,002
$9,671
$9,677
$9,650
$9,703
$9,976
$9,899
$9,627
$9,619
$9,591
$9,635
96.6%
96.2%
96.7%
96.4%
96.5%
96.5%
2023 Q3
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio


$ in millions
$10,332
$10,291
$9,960
$9,976
$9,943
$9,982
$10,143
$10,373
$10,039
$10,068
$10,004
$10,050
76.0%
74.4%
76.2%
80.2%
78.5%
77.1%
2023 Q3
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4
Retail
Commercial
Public
Other [1]
Avg Deposits
LDR

4Q24 Deposit Flows

- Significant inflow from retail depositors, up $185 million QoQ and up $60 million YoY
- Public deposits down $117 million QoQ consistent with typical seasonality. Anticipate continued public deposit outflows in 1Q25 in advance of net inflows for 2Q and 3Q
- Increase in noninterest bearing demand deposits of $36 million QoQ
- Savings account inflows of $88 million QoQ and time deposits outflows of $29 million QoQ, a result of our focused strategy to shift term deposits into managed rate products
- At 12/31/24, our spot deposit cost was 1.31% for non-maturity deposits and 1.67% for total deposits as compared to 1.43% and 1.80%, respectively, at 9/30/2024

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

19 194Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $5,602 $3,482 $971 $236 $5,599 $3,333 $798 $230 $5,531 $3,288 $886 $271 $5,477 $3,259 $983 $223 $5,662 $3,242 $866 $213 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 Retail Commercial Public Other² 1 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Customers with Account Balances totaling $250K+ Since 3/31/23, total deposits up -$309 million, or (3.0)% 2024 Q4 Number of customers 6,021 Median account balance $401 thousand Median customer tenure 14.5 years 2024 Q4 Estimated Uninsured & Uncollateralized Deposits1 $3.0 billion Estimated Uninsured & Uncollateralized Deposits1 / Total Deposits 30% As of 12/31/24 Retail Commercial Number of Accounts 251,000+ 32,000+ Avg Balance per Account $22 thousand $98 thousand Avg Customer Tenure 16.9 years 12.8 years Granular, Stable Deposit Base Long-tenured Deposit Relationships that are very granular Deposit Flows by Type

20 204Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 5.50% (4Q23, 1Q24, 2Q24), 5.43% for 3Q24, and 4.82% for 4Q24 BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% C os t of D ep os it s (b p s) 189 123 252 202 138 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 100 120 140 160 180 200 220 240 260 280 +41% +26% +46% +21% +34% +16% IB Non-Maturity All IB Deposits Total Deposits 2024 Q3 2024 Q4 Retail +35% +7% Commercial +25% +19% Public +52% +34% IB Non-Maturity +41% +26% All IB Deposits +46% +21% Total Deposits +34% +16% Historical Cost of Deposits, 2015 - 4Q24 1 Cumulative Deposits Betas Over Last Two Cycles2 Quarterly Average Cost of Deposits Deposit Cost Trends IB Non- Maturity 1.96% 1.95% 2.04% 2.20% 2.02% Non-Time Deposits 1.31% 1.32% 1.36% 1.50% 1.38% Total Deposits 1.74% 1.76% 1.75% 1.85% 1.75% Cost of deposits has run at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged Easing Cycle 3Q24 to Present Tightening Cycle 1Q22 to 3Q24 Easing cycle betas to accelerate in 1Q25 as a result of lagged deposit repricing

21 214Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $77.8 $76.3 $82.9 $83.0 $82.0 $77.4 $76.1 $82.1 $81.7 $81.2 $0.4 $0.2 $0.8 $1.3 $0.8 Net Interest Income ¹ Accretion 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 4.58% 4.62% 4.83% 4.90% 4.75% 1.89% 1.91% 1.88% 1.98% 1.89% 2.75% 2.79% 3.03% 3.02% 2.95% 0.01% 0.01% 0.03% 0.05% 0.03% Earning Assets Cost of Funds NIM Accretion 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 +3.02% -0.20% -0.01% +0.09% +0.01% +0.06% -0.02% +2.95% 3Q24 NIM Loan Rate/ Volume Borrowing Expense Non-Maturity Deposit Funding Costs Time Deposit Funding Costs Cash & Securities Impact Purchase Accounting Contribution 4Q24 NIM 1 Tax-equivalent adjusted amounts; Non-GAAP, see Appendix $ in millions Impact of lower loan production and declining SOFR Growth in NM deposits accompanied by accelerating deposit beta in the current easing cycle Short-duration time deposit offerings providing sufficient funding flows Net Interest Margin Bridge - Factors contributing to 7 bp NIM contraction during quarter Net Interest Margin Trend 1Net Interest Income Trend 1 Net Interest Margin Elevated cash position largely due to liquidity flows from loan redemptions Purchase accounting accretion from M&M transaction lower than prior quarter Increased rate on borrowings

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Diversified and Significant Sources of Fee Income

- Noninterest income represented 30% of revenue in 4Q24 (excluding net securities losses)
- Wealth management fees, wealth management referral income included in other noninterest income, and payment technology solutions income represented 62% of total noninterest income (ex net securities losses) in 4Q24 and 60% for FY 2024
- Primary contributors to other noninterest income during the quarter were increased valuations of venture capital investments and gains on SBA loan sales

Noninterest Income / Total Revenue [1]

$ in millions


$108.6
$77.3
28.8%
$31.3
2023 Q4
$110.8
$75.9
31.5%
$34.9
2024 Q1
$116.2
$82.5
29.0%
$33.7
2024 Q2
$118.5
$82.6
30.3%
$35.8
2024 Q3
$116.8
$81.6
30.2%
$35.2
2024 Q4
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2023 Q4	2024 Q4	YoY Change
Wealth Management Fees[2]	$13,715	$16,786	+22 %
Fees for Customer Services	7,484	7,911	+6 %
Payment Technology Solutions	5,420	5,094	-6 %
Mortgage Revenue	218	496	+128 %
Income on Bank Owned Life Insurance	1,019	1,080	+6 %
Other Noninterest Income[2]	2,687	4,050	+51 %
Noninterest Income (ex-securities gains/losses)	**$30,543**	**$35,417**	**+16%**
Net Securities Gains (Losses)	761	(196)	
Total Noninterest Income	**$31,304**	**$35,221**	**+13%**


Wealth Mgmt Fees 47%
Noninterest Income
(ex non-recurring items)
$35.4 Million
Payment Tech 14%
Customer Service Fees 22%
Mortgage Rev. 1%
BOLI 3%
Other Nonint. Inc. 11%

[1] Includes net securities gains/losses and gain on sale of MSRs completed during 1Q24
[2] Approximately $0.1 million and $0.2 million of Other Noninterest Income was attributable to the wealth segment in 4Q23 and 4Q24, respectively

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 23

Wealth Management

- Assets Under Care (AUC) of $13.8 billion, a QoQ increase of $0.1 billion and a YoY increase of $1.7 billion, or +14%
- 4Q24 Wealth segment revenue of $17.0 million, a YoY increase of +23%. 4Q24 represented another record for quarterly revenue at the company and completes a record year of $65.0 million in segment revenue for 2024, the highest in company history
- Pre-tax net income of $7.7 million, a YoY increase of +38%, and a record $29.0 million for full year 2024
- Pre-tax profit margin of 45.4% in 4Q24 and 44.6% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks
    - The team's blended portfolio has outperformed the blended benchmark[2] over the last 3 years and over the last 5 years

Assets Under Care


$ in millions
$12,137
$12,763
$13,020
$13,690
$13,834
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4

Wealth - Revenue and Pre-tax Income [1]


$ in millions
$13.8
$15.7
$16.1
$16.2
$17.0
40.3%
41.9%
45.4%
45.7%
45.4%
$5.6
$6.6
$7.3
$7.4
$7.7
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Wealth Revenue Composition [1]


$ in millions
$13.8
$15.7
$16.1
$16.2
$17.0
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4
Trust
Estate Settlement
Brokerage
Ag Services
Tax Planning
Other

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

24 244Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ FY 2024 segment revenue of $23.1 million, an increase of 1% over the prior twelve-month period ▪ 4Q24 segment revenue of $5.4 million ▪ Key competencies of integrated receivables, merchant services, and online payments will continue to be key drivers of growth ▪ Winning new opportunities within client’s payments ecosystems due to higher service levels and ability to onboard new clients much quicker than competitors Revenue Growth 1 $23.1 million YE 2024 +1.3%$22.8 million YE 2023 Transactions processed in 2024 44 million $12 billion Payments processed in 2024 Average Revenue Per Processing Day Trend $78.5K $78.2K $87.5K $84.0K $87.2K $88.3K $91.5K $89.1K $89.9K $93.4K $96.3K $98.1K $86.7K 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 2024 Q3 +3% 3-Year CAGR FirsTech 1 Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations ▪ 47% revenue growth from FY 2023 to FY 2024 ▪ Two largest deals in FirsTech history signed in 2024 ▪ During 3Q24, opened processing site in Glenview, IL to support scale in Chicagoland; multiple new client opportunities generated because of this new capture location ▪ 34% revenue growth from FY 2023 to FY 2024 ▪ Serving over 1,000 merchant accounts ▪ High referral rate from Busey Bank and successful partnerships closed with existing commercial customers ▪ Recent launch of innovative and configurable consumer payment platform has driven refreshed client interest ▪ Attracted senior level sales team during 2024 that has been producing recent contract signing success along with an increasing pipeline for 2025 ▪ Seeing early success from new and existing customers, indicated by strong Net Promoter Score (NPS) results Integrated Receivables Merchant Processing Online Payments $23.1 million 2024 Revenue1 Integrated Receivables 17% Merchant Processing 20% Online Payments 29%Other Electronic Payments 34% FY 2024 FirsTech Revenue Mix Integrated Receivables

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 25

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 4Q24


CMOs
33%
Residential
MBS
26%
Commercial
MBS
18%
CLOs
12%
Corporate
6%
Municipals
5%
Total Securities
(Amortized Cost):
$2.9
Billion

AFS % of Amortized Cost
71%

HTM % of Amortized Cost
29%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 93% of Municipal holdings rated AA or better and 7% rated A
- 99% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA

- Carrying value of investment portfolio is 24% of total assets
- BUSE carried $827 million in held-to-maturity (HTM) securities as of 12/31/24 (HTM AOCI of -$23 million at 12/31/24)
- The duration of the securities portfolio including HTM is 4.3 years and our fair value duration, which excludes the HTM portfolio, is 3.9 years
- After-tax net AFS unrealized loss position of $166 million and accumulated loss position of $18 million on cash flow hedges (captured in total AOCI)
- Projected roll off cash flow (based on static rates) of $354 million at ~1.87% yield for 2025 and $288 million at ~2.03% yield for 2026
- Over the last four quarters, the size of the investment portfolio has decreased by $335 million due to strategic restructuring actions and principal roll off
  - Deployed excess cash in late 4Q24 to purchase approximately $150 million of securities (MBS and CMOs) at WAvg of 5.4%, which was approximately 100 bps above our cost of cash

Securities Portfolio - Amortized Cost vs. TE Yield

$ in millions


$3,217
$873
$2,344
2.71%
$3,018
$862
$2,156
2.75%
$2,937
$851
$2,086
2.73%
$2,859
$839
$2,020
2.70%
$2,882
$827
$2,056
2.66%
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

26 264Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Balance sheet well-positioned for rate neutrality ▪ A +100 bps rate shock for Year 1 is +2.0% vs. +2.1% in 3Q24 ▪ A -100 bps rate shock for Year 1 is -1.8% vs. -2.0% in 3Q24 ▪ Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments ▪ Vigilant focus on pricing discipline and term structure for both loans and deposits ▪ 7% of total deposits are indexed/floating rate ▪ 58% of non-maturity deposits at rack rate1 with WAvg rate of 1 bp ▪ Short duration CD portfolio represents 15% of total deposits; book has a WAvg remaining life of 4.9 months and WAvg rate of 3.7% ▪ 46% of loan portfolio reprices in less than one year; including $542 million of fixed rate balances repricing from a WAvg rate of 4.7% Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts Actively Managing Well-Positioned Balance Sheet Annual % Change in Net Interest Income under Shock Scenarios Repricing / Maturity Structures of Portfolio Loans Deposit Betas in the most recent tightening & easing cycles Rate Shock Year 1 Year 2 +200 bps +4.0% +5.2% +100 bps +2.0% +2.6% -100 bps -1.8% -3.3% -200 bps -3.4% -6.7 % Within 1 Year 46% 1-2 Years 9% 2-3 Years 9% 3-5 Years 14% 5+ Years 22% 21% 36% 41% 26%26% 29% 34% 16% IB Non-Maturity Beta Total Deposit Beta 3Q15 - 2Q19 (+225 bps move in FF) 3Q19 - 4Q21 (-225 bps move in FF) 1Q22 - 3Q24 (+525 bps move in FF) 3Q24 - Present (-100 bps move in FF) ALCO Model Forecast - Peak NM Deposits Beta, 46% ALCO Model Forecast - Peak Total Deposits Beta, 35% Based on Static Balance Sheet In the current easing cycle, we estimate reaching a 30%-35% IB NM beta and a 25% total deposit beta by mid-year, and stabilizing at a ~30% longer run total deposit beta for the cycle Easing Cycle Beta 1 Excludes special priced promotional products

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 27

Focused Control on Expenses

Noninterest Expense

$ in millions


Expenses ex-Acq.
Acq./Restructuring Exp.
Adj. Efficiency Ratio¹
Adj. Core Efficiency Ratio¹
$75.0
$70.8
$75.5
$76.0
$78.1
63.0%
60.1%
61.7%
62.3%
60.6%
60.9%
60.5%
60.2%
61.8%
61.4%
2023 Q4
2024 Q1
2024 Q2
2024 Q3
2024 Q4

	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4
Noninterest Exp.	**$75.0**	**$70.8**	**$75.5**	**$75.9**	**$78.2**
Intangible Amort.	$2.5	$2.4	$2.6	$2.5	$2.5
Acq./Restructuring Exp.	$4.2	$0.4	$2.2	$1.9	$3.6
Adj. Exp. [1]	**$68.3**	**$68.0**	**$70.7**	**$71.4**	**$72.1**
Unfunded Provision	$0.8	-$0.7	-$0.4	$0.4	-$0.5
NMTC Amort.	$2.3	$0.0	$0.0	$0.0	$0.0
Adj. Core Exp. [1]	**$65.2**	**$68.6**	**$71.1**	**$71.0**	**$72.6**

- Continue to be mindful and diligent on expenses in the current operating environment
- Adjusted core expenses[1] of $72.6 million in 4Q24
- Non-operating other expenses during 4Q24 were comprised of $3.6 million related to acquisition (announced CrossFirst Bankshares transaction on 8/27/24 and M&M Bank was merged into Busey Bank on 6/21/24) and restructuring related expenses
- Quarterly pre-tax expense synergies from the M&M acquisition are anticipated to be $1.6 to $1.7 million per quarter when fully realized. Full quarterly run-rate savings are projected to be achieved by 1Q25. During 4Q24, we had achieved approximately 86% of the full quarterly savings
- Adopted accounting standard update 2023-02 on 1/1/24 and began recording amortization of New Markets Tax Credits as income tax expense instead of other operating expense, which resulted in a decrease to other operating expenses of $2.3 million compared to 4Q23
- $7.3 million of average earning assets per employee for 4Q24

Full-Time Equivalents (FTE)


1,346
1,463
1,497
1,479
1,509
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE

- YoY increase in FTE count largely attributable to acquisition and integration of M&M Bank

Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix
[1] Non-GAAP, see Appendix

28 284Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 4Q24 capital ratios are preliminary estimates $925 $938 $971 $1,042 $1,024 7.8% 8.1% 8.4% 9.0% 8.8% 13.1% 13.4% 13.2% 13.8% 14.1% TCE TCE Ratio CET1 Ratio 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 $1,540 $1,556 $1,589 $1,610 $1,627 $883 $868 $908 $885 $877 $657 $689 $681 $725 $750 17.4% 17.9% 17.5% 18.2% 18.5% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 $1,230 $1,241 $1,275 $1,297 $1,314 10.1% 10.5% 10.7% 11.0% 11.1% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 14.1% 15.0% 18.5 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,237 $1,314 $1,626 Well Capitalized Minimum $570 $702 $877 Excess over Well Capitalized Minimum $667 $612 $749 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 12/31/24 2

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 29

4Q24 Earnings Review

Net Interest Income	▪ Net interest income was $81.6 million in 4Q24 vs. $82.6 million in 3Q24 and $77.3 million in 4Q23 ▪ Net interest margin[1] was 2.95% in 4Q24, a decrease of 7 bp vs. 3.02% in 3Q24 ▪ The primary factors contributing to the quarter's NIM change were loan book rate & volume pressures (20 bps decrease) partially offset by reduced non-maturity deposit costs (9 bps increase) and additional securities & cash contributions (6 bps increase)
Noninterest Income	▪ Adjusted noninterest income[1] of $35.4 million in 4Q24, representing 30.3% of operating revenue ▪ Consolidated wealth management fees of $16.8 million in 4Q24, a increase from $15.4 million in 3Q24 and +22% YoY ▪ Payment tech solutions revenue of $5.1 million in 4Q24, a decrease from $5.3 million in 3Q24 and -6% YoY ▪ Fees for customer services of $7.9 million in 4Q24, a decrease from $8.2 million in 3Q24 but +6% YoY
Noninterest Expense	▪ Adjusted noninterest expense[1] (ex-amortization of intangibles, one-time acquisition & restructuring related items) of $72.1 million in 4Q24, resulting in a 61.4% adjusted efficiency ratio[1] ▪ Adjusted core expense[1] of $72.6 million (ex-amortization of intangible assets, one-time items, and unfunded commitment provision) in 4Q24, equating to 61.8% adjusted core efficiency ratio[1]
Provision	▪ $1.3 million loan loss provision expense ▪ Net charge offs of $2.9 million in 4Q24 related to one office CRE credit ▪ $(0.5) million provision release for unfunded commitments (captured in other noninterest expense)
Taxes	▪ 4Q24 effective tax rate of 24.8% (lower than the combined federal & state statutory rate of approximately 28.0%)
Earnings	▪ Adjusted net income of $30.7 million or $0.53 per diluted share[1] ▪ Adjusted pre-provision net revenue of $42.0 million (1.38% PPNR ROAA) in 4Q24 [1] ▪ 1.01% Adjusted ROAA and 11.87% Adjusted ROATCE in 4Q24 [1]

[1] Non-GAAP, see Appendix

30 304Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $29.1 $26.5 $29.0 $33.5 $30.7 $0.52 $0.47 $0.50 $0.58 $0.53 Adj. Net Income Adj. EPS 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 $40.2 $38.6 $42.6 $44.1 $42.0 1.30% 1.29% 1.42% 1.46% 1.38% Adj. PPNR Adj. PPNR / Avg Assets 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 13.6% 11.6% 12.2% 13.4% 11.9% 0.94% 0.89% 0.97% 1.11% 1.01% Adj. ROATCE Adj. ROAA 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 5.38% 5.34% 5.33% 5.16% 4.53% 4.23% 4.59% 4.71% 3.66% 4.25% 3.84% 4.21% 4.33% 3.58% 4.38% 3.88% 4.20% 4.36% 3.81% 4.58% SOFR 2-yr UST 5-yr UST 10-Yr UST 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24

Appendix

33 324Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman & CEO of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. He also serves on the board of directors for Desert Mountain Club and the Champaign Illinois Kennel Club. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. She also serves on the board of directors for ProSight Financial Association, Cleveland Hearing & Speech Center and the iPower Booster Club. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. He also serves on the board of trustees for Holy Cross Church and the board of directors for St. Thomas More High School in Champaign, IL. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: human resources, marketing, corporate communications and the overall Busey experience, consumer & digital banking, executive administration, as well as all technology and business services & systems. Additionally, she serves as Chairperson and oversees FirsTech. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. She also serves on the board of directors for the Illinois Bankers Association and Illinois Bankers Business Services. Amy L. Randolph EVP & COO Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. He also serves on the board of directors for the Don Moyer Boys & Girls Club, OSF Community Council and St. Thomas More High School in Champaign, IL. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co- Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. He also serves on the board of directors for Intersect Illinois and the St. Matthew Education Commission in Champaign, IL. Chip Jorstad EVP & President of Credit and Bank Admin. Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. He also serves on the board of directors for Social Venture Partners and Community School in St. Louis, MO. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing nearly 20 years of investment banking and financial services experience. Also serves as a board member of FirsTech. Previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. He also serves on the board of directors for Academy High in Champaign, IL, and the D Jones Family Charitable Foundation. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and LaSalle Bank. He also serves on the board of directors for the Loyola University Chicago Alumni Association and the Union League Club of Chicago. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman & CEO Experienced Management Team Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2014 as a Commercial Relationship Manager before taking on increasing leadership responsibilities and becoming Regional President of Busey’s Central Illinois Region in May of 2020. He then took on the Indianapolis Region in Q4 2023. He also serves on the board of trustees for Carle Health – East Region and the board of directors for the Champaign County Economic Development Corporation. Joined FirsTech and Busey in 2020, leading the organization’s Products & Technology efforts. In 2023, he moved into the role of President and CEO with FirsTech and EVP of Technology at Busey. Mr. Ghauri is a proven executive leader with 20-plus years of experience building and leading high growth products and technology organizations. Tenure includes working with CareerBuilder, ADP, Skillsoft and Oracle. Humair Ghauri EVP of Technology, Busey Bank President & CEO, FirsTech Joined Busey in 2016 with the First Community Financial Bank partnership. His career in banking spans 30 years, previously working at LaSalle Bank, First Chicago Bank & Trust, and Inland Bank & Trust prior to moving to First Community. Mr. Gallagher served as Commercial Market President for Busey until moving to Regional President of the Northern Region in 2020. He took on leadership of the Gateway and Florida Regions in Q4 2023, while also assuming responsibility for Busey’s Treasury Management division. He also serves on the board of directors for American Heart Association CycleNation. Sean Gallagher EVP & Regional President for Northern Illinois, Gateway and Florida Regions Martin O’Donnell EVP & Regional President for Central Illinois and Indiana Regions

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 33

Fully Integrated Wealth Platform

Busey WEALTH® MANAGEMENT
As of 12/31/24

$13.8 Billion
Assets Under Care

$65.0 Million
FY 2024 Revenue[1]

44.6%
PT Margin FY 2024

Core Principles

I. Client-Focused Strategy

Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach

Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management

Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

Wealth Client Segments

PERSONAL SERVICES

- Family Office
- High Net Worth
- Mass Affluent and Emerging Wealth

INSTITUTIONAL SERVICES

- Retirement Plans
- Corporations & Municipalities
- Foundations and Endowments
- Not-for-Profit Organizations


CLIENT

Integrated Core Capabilities to Service Personal & Institutional Clients

INVESTMENT MANAGEMENT

- Preserving and growing wealth with enhanced asset allocation & tax efficient strategies

RETIREMENT PLANNING

- Goal-based advisory including life insurance, long-term care, executive stock option strategies

TAX PLANNING & PREPARATION

- Deduction maximization, capital event planning, tax-advantaged savings & investment strategies

FIDUCIARY ADMINISTRATION

- Trust services, estate planning, and philanthropic advisory

PRIVATE CLIENT

- Concierge banking with one point of contact that coordinates all banking needs

AG SERVICES

- Farm management and brokerage

[1] Wealth Management segment

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 34

FirsTech, A Uniquely Positioned Payment Technology Company

firstech
As of 12/31/24

$12 Billion	**44 Million**	**$23.1 Million**
Payments Processed in 2024	*Transactions Processed in 2024*	*2024 Revenue [1]*

Payments Segments

Integrated Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- Financial Institutions (FI) Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health

Electronic Payments

Services

- Online (Core)
- Customer Service Rep., Mobile, Interactive Voice Response (IVR)
- Internet Agent Service, Walk-in
- Statement of Work (SOW), Time & Materials

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- Small and medium-sized businesses (SMB)

Merchant Services

Services

- Point of Sale
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- SMB

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

35 354Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

36 364Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Through its robust Corporate Sustainability Program, First Busey recycled over 35,000 pounds of waste and conserved over 125,000 gallons of water in 2023. ▪ Participates in several initiatives, including: ▪ Energy efficiency program that reduced building electricity usage by 5% and gas usage by 8% in 2023 over 2022, avoiding over 1000 tons of carbon emissions since 2019. ▪ Installing solar panel systems at 11 Busey facilities, generating over 1.3 million kWh of energy since 2019. ▪ Providing over $7 million in green financing in 2023, including energy efficiency improvements, historic preservation and solar development. ▪ Committing to invest $2.75 million to rehabilitate a vacant 5-story nearly 100-year old building, reducing construction need of new buildings and consumption of land, energy, materials and financial resources they require. ▪ In 2023, First Busey associates generously gave nearly 16,000 hours of their time to hundreds of community organizations. ▪ Through a variety of philanthropic efforts, including many associate-driven initiatives, First Busey’s annual charitable donations total over $1.5 million. ▪ As of December 31, 2023, 40% of mid- level leadership and 44% of executive leadership are women. ▪ First Busey boasts a high level of associate engagement, scoring a 4.31 (out of 5) in 2023. ▪ In 2023, Busey Bank earned a Net Promoter Score® (NPS) of 56.5, significantly above the financial services industry benchmark of 23.5. ▪ In 2023, First Busey invested over $25 million in Community Reinvestment Act (CRA)-qualified commitments. Strong corporate governance is a top priority, supported in part by the following: ▪ The vast majority of directors are independent, with varying experiences and backgrounds. ▪ Robust internal audit procedures are utilized, reporting directly to the Audit Committee. ▪ Enterprise risk metrics are connected with conservative business strategy and risk profile. ▪ Strong data privacy and information security policies are used, including data security oversight, associate training, and proactive privacy and security efforts. ▪ Confidential and independent whistleblower hotline is utilized. ▪ Strong inside ownership with over 7% of First Busey common stock beneficially owned by directors and executive officers. Further information on all cited metrics can be found in the latest Busey Impact Report, visit busey.com/impact Building on 155+ Years of Civic Engagement, Corporate Responsibility and Positive Impacts 4Q24 Featured Impact | Busey Drives Generosity In 2024, our associates and customers generously donated over 2,000 school supplies, 1,200 non-perishable food items and 1,650 pairs of socks to our communities through the Busey Drives Generosity Campaign. For information about the current drive, visit busey.com/busey-drives-generosity. Environmental Sustainability Associates, Customers and Communities Ethical and Strong Governance Busey Impact: ESG and Corporate Responsibility

37 374Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring noninterest items and provide additional perspective on Busey’s performance over time. Included in the Appendix are reconciliations to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, adjusted return on average tangible common equity; net income and net security gains and losses in the case of further adjusted net income and further adjusted diluted earnings per share; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest income, adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; net interest income, total noninterest income, net securities gains and losses, and net gains and losses on the sale of mortgage servicing rights in the case of operating revenue and adjusted noninterest income to operating revenue; total assets and goodwill and other intangible assets in the case of tangible assets; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; and total deposits in the case of core deposits and core deposits to total deposits. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below.

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2023	Years Ended December 31, 2024	Years Ended December 31, 2023
Net interest income (GAAP)		$ 81,578	$ 82,647	$ 77,345	$ 322,611	$ 320,621
Total noninterest income (GAAP)		35,221	35,845	31,304	139,682	121,214
Net security (gains) losses (GAAP)		196	(822)	(761)	6,102	2,199
Total noninterest expense (GAAP)		(78,167)	(75,926)	(74,979)	(300,399)	(285,532)
Pre-provision net revenue (Non-GAAP)		38,828	41,744	32,909	167,996	158,502
Acquisition and restructuring expenses		3,585	1,935	4,237	8,140	4,328
Provision for unfunded commitments		(455)	407	818	(1,095)	461
Amortization of New Markets Tax Credits		—	—	2,259	—	8,999
Realized (gain) loss on the sale of mortgage service rights		—	18	—	(7,724)	—
Adjusted pre-provision net revenue (Non-GAAP)		$ 41,958	$ 44,104	$ 40,223	$ 167,317	$ 172,290
Average total assets (GAAP)	[c]	12,085,993	12,007,702	12,308,491	12,051,871	12,246,218
Pre-provision net revenue to average total assets (Non-GAAP)[1]	[a÷c]	1.28 %	1.38 %	1.06 %	1.39 %	1.29 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[1]	[b÷c]	1.38 %	1.46 %	1.30 %	1.39 %	1.41 %

1. For quarterly periods, measures are annualized.

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 39

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Average Tangible Common Equity, and Related Ratios

(dollars in thousands, except per share amounts)		Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2023	Years Ended December 31, 2024	Years Ended December 31, 2023
Net income (GAAP)	[a]	$ 28,105	$ 32,004	$ 25,749	$ 113,691	$ 122,565
Acquisition expenses:						
Salaries, wages, and employee benefits		247	73	—	1,457	—
Data processing		14	90	—	548	—
Professional fees, occupancy, furniture and fixtures, and other		2,208	1,772	266	4,896	357
Restructuring expenses:						
Salaries, wages, and employee benefits		—	—	3,760	123	3,760
Professional fees, occupancy, furniture and fixtures, and other		1,116	—	211	1,116	211
Acquisition and restructuring expenses		3,585	1,935	4,237	8,140	4,328
Related tax benefit[1]		(965)	(406)	(863)	(2,026)	(881)
Adjusted net income (Non-GAAP)	[b]	$ 30,725	$ 33,533	$ 29,123	$ 119,805	$ 126,012
Weighted average number of common shares outstanding, diluted (GAAP)	[c]	57,934,812	57,967,848	56,333,033	57,543,001	56,256,148
Diluted earnings per common share (GAAP)	[a÷c]	$ 0.49	$ 0.55	$ 0.46	$ 1.98	$ 2.18
Adjusted diluted earnings per common share (Non-GAAP)	[b÷c]	$ 0.53	$ 0.58	$ 0.52	$ 2.08	$ 2.24
Average total assets (GAAP)	[d]	12,085,993	12,007,702	12,308,491	12,051,871	12,246,218
Return on average assets (GAAP)[2]	[a÷d]	0.93 %	1.06 %	0.83 %	0.94 %	1.00 %
Adjusted return on average assets (Non-GAAP)[2]	[b÷d]	1.01 %	1.11 %	0.94 %	0.99 %	1.03 %
Average common equity (GAAP)		$ 1,396,939	$ 1,364,377	$ 1,202,417	$ 1,342,424	$ 1,197,511
Average goodwill and other intangible assets, net		(367,400)	(369,720)	(355,469)	(366,601)	(359,347)
Average tangible common equity (Non-GAAP)	[e]	$ 1,029,539	$ 994,657	$ 846,948	$ 975,823	$ 838,164
Return on average tangible common equity (Non-GAAP)[2]	[a÷e]	10.86 %	12.80 %	12.06 %	11.65 %	14.62 %
Adjusted return on average tangible common equity (Non-GAAP)[2]	[b÷e]	11.87 %	13.41 %	13.64 %	12.28 %	15.03 %

1. Year-to-date tax benefits were calculated by multiplying year-to-date acquisition and restructuring expenses by tax rates of 24.9% and 20.4% for the years ended December 31, 2024 and 2023, respectively. Quarterly tax benefits were calculated as the year-to-date tax benefit amounts less the sum of amounts applied to previous quarters during the year, equating to tax rates of 26.9%, 21.0%, and 20.4% for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
2. For quarterly periods, measures are annualized.

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 40

Non-GAAP Financial Information *(Unaudited)*

Further Adjusted Net Income and Further Adjusted Diluted Earnings Per Share

(dollars in thousands, except per share amounts)		Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2023	Years Ended December 31, 2024	Years Ended December 31, 2023
Adjusted net income (Non-GAAP)[1]		$ 30,725	$ 33,533	$ 29,123	$ 119,805	$ 126,012
Further non-GAAP adjustments:						
Net securities (gains) losses		196	(822)	(761)	6,102	2,199
Realized net (gains) losses on the sale of mortgage servicing rights		—	18	—	(7,724)	—
Tax effect for further non-GAAP adjustments[2]		(49)	199	171	419	(448)
Tax effected further non-GAAP adjustments[3]		147	(605)	(590)	(1,203)	1,751
Further adjusted net income (Non-GAAP)[3]	[a]	$ 30,872	$ 32,928	$ 28,533	$ 118,602	$ 127,763
One-time deferred tax valuation adjustment[4]		—	—	—	1,446	—
Further adjusted net income, excluding one-time deferred tax valuation adjustment (Non-GAAP)[3]	[b]	$ 30,872	$ 32,928	$ 28,533	$ 120,048	$ 127,763
Weighted average number of common shares outstanding, diluted	[c]	57,934,812	57,967,848	56,333,033	57,543,001	56,256,148
Further adjusted diluted earnings per common share (Non-GAAP)[3]	[a÷c]	$ 0.53	$ 0.57	$ 0.51	$ 2.06	$ 2.27
Further adjusted diluted earnings per common share, excluding one-time deferred tax valuation adjustment (Non-GAAP)[3]	[b÷c]	$ 0.53	$ 0.57	$ 0.51	$ 2.09	$ 2.27

1. Adjusted net income is a non-GAAP measure. See the table on the previous slide for a reconciliation to the nearest GAAP measure.
2. Tax effects for further non-GAAP adjustments were calculated by multiplying further non-GAAP adjustments by the effective income tax rate for each period. Effective income tax rates were 24.8%, 24.8%, and 22.5% for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and were 25.8% and 20.4% for the years ended December 31, 2024 and 2023, respectively.
3. Tax-effected measure.
4. A one-time deferred tax valuation adjustment of $1.4 million resulted from a change to our Illinois apportionment rate due to recently enacted regulations.

41 414Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information (Unaudited) ___________________________________________ 1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans. 2. Tax-effected measure. Tax-Equivalent Net Interest Income, Adjusted Net Interest Income, Net Interest Margin, and Adjusted Net Interest Margin Three Months Ended Years Ended (dollars in thousands) December 31, 2024 September 30, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Net interest income (GAAP) $ 81,578 $ 82,647 $ 77,345 $ 322,611 $ 320,621 Tax-equivalent adjustment1 446 396 501 1,693 2,173 Tax-equivalent net interest income (Non-GAAP) [a] 82,024 83,043 77,846 324,304 322,794 Purchase accounting accretion related to business combinations (812) (1,338) (384) (3,166) (1,477) Adjusted net interest income (Non-GAAP) [b] $ 81,212 $ 81,705 $ 77,462 $ 321,138 $ 321,317 Average interest-earning assets (GAAP) [c] 11,048,350 10,942,745 11,235,326 10,999,424 11,181,010 Net interest margin (Non-GAAP)2 [a÷c] 2.95% 3.02% 2.75% 2.95% 2.89 % Adjusted net interest margin (Non-GAAP)2 [b÷c] 2.92% 2.97% 2.74% 2.92% 2.87%

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 42

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Revenue Measures, Adjusted Noninterest Expense, Adjusted Core Expense, and Efficiency Ratios

(dollars in thousands)		Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2023	Years Ended December 31, 2024	Years Ended December 31, 2023
Net interest income (GAAP)	[a]	$ 81,578	$ 82,647	$ 77,345	$ 322,611	$ 320,621
Tax-equivalent adjustment[1]		446	396	501	1,693	2,173
Tax-equivalent net interest income (Non-GAAP)	[b]	82,024	83,043	77,846	324,304	322,794
Total noninterest income (GAAP)		35,221	35,845	31,304	139,682	121,214
Net security (gains) losses (GAAP)		196	(822)	(761)	6,102	2,199
Noninterest income excluding net securities gains and losses (Non-GAAP)	[c]	35,417	35,023	30,543	145,784	123,413
Realized net (gains) losses on the sale of mortgage servicing rights (GAAP)		—	18	—	$ (7,724)	$ —
Adjusted noninterest income (Non-GAAP)	[d]	$ 35,417	$ 35,041	$ 30,543	138,060	123,413
Tax-equivalent revenue (Non-GAAP)	[e = b+c]	$ 117,441	$ 118,066	$ 108,389	$ 470,088	$ 446,207
Adjusted tax-equivalent revenue (Non-GAAP)	[f = b+d]	117,441	118,084	108,389	462,364	446,207
Operating revenue (Non-GAAP)	[g = a+d]	116,995	117,688	107,888	460,671	444,034
Adjusted noninterest income to operating revenue (Non-GAAP)	[d÷g]	30.27 %	29.77 %	28.31 %	29.97 %	27.79 %
Total noninterest expense (GAAP)		$ 78,167	$ 75,926	$ 74,979	$ 300,399	$ 285,532
Amortization of intangible assets (GAAP)	[h]	(2,471)	(2,548)	(2,479)	(10,057)	(10,432)
Noninterest expense excluding amortization of intangible assets (Non-GAAP)	[i]	75,696	73,378	72,500	290,342	275,100
Non-operating adjustments:						
Salaries, wages, and employee benefits		(247)	(73)	(3,760)	(1,580)	(3,760)
Data processing		(14)	(90)	—	(548)	—
Professional fees, occupancy, furniture and fixtures, and other		(3,324)	(1,772)	(477)	(6,012)	(568)
Adjusted noninterest expense (Non-GAAP)	[j]	72,111	71,443	68,263	282,202	270,772
Provision for unfunded commitments		455	(407)	(818)	1,095	(461)
Amortization of New Markets Tax Credits		—	—	(2,259)	—	(8,999)
Adjusted core expense (Non-GAAP)	[k]	$ 72,566	$ 71,036	$ 65,186	$ 283,297	$ 261,312
Noninterest expense, excluding non-operating adjustments (Non-GAAP)	[j-h]	$ 74,582	$ 73,991	$ 70,742	$ 292,259	$ 281,204
Efficiency ratio (Non-GAAP)	[i÷e]	64.45 %	62.15 %	66.89 %	61.76 %	61.65 %
Adjusted efficiency ratio (Non-GAAP)	[j÷f]	61.40 %	60.50 %	62.98 %	61.03 %	60.68 %
Adjusted core efficiency ratio (Non-GAAP)	[k÷f]	61.79 %	60.16 %	60.14 %	61.27 %	58.56 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.

4Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 43

Non-GAAP Financial Information *(Unaudited)*

Tangible Book Value and Tangible Book Value Per Common Share

(dollars in thousands, except per share amounts)		As of December 31, 2024	As of September 30, 2024	As of December 31, 2023
Total stockholders' equity (GAAP)		$ 1,383,269	$ 1,402,884	$ 1,271,981
Goodwill and other intangible assets, net (GAAP)		(365,975)	(368,249)	(353,864)
Tangible book value (Non-GAAP)	[a]	$ 1,017,294	$ 1,034,635	$ 918,117
Ending number of common shares outstanding (GAAP)	[b]	56,895,981	56,872,241	55,244,119
Tangible book value per common share (Non-GAAP)	[a÷b]	$ 17.88	$ 18.19	$ 16.62

Tangible Assets, Tangible Common Equity, and Tangible Common Equity to Tangible Assets

(dollars in thousands)		As of December 31, 2024	As of September 30, 2024	As of December 31, 2023
Total assets (GAAP)		$ 12,046,722	$ 11,986,839	$ 12,283,415
Goodwill and other intangible assets, net (GAAP)		(365,975)	(368,249)	(353,864)
Tax effect of other intangible assets[1]		6,379	7,178	6,888
Tangible assets (Non-GAAP)[2]	[a]	$ 11,687,126	$ 11,625,768	$ 11,936,439
Total stockholders' equity (GAAP)		$ 1,383,269	$ 1,402,884	$ 1,271,981
Goodwill and other intangible assets, net (GAAP)		(365,975)	(368,249)	(353,864)
Tax effect of other intangible assets[1]		6,379	7,178	6,888
Tangible common equity (Non-GAAP)[2]	[b]	$ 1,023,673	$ 1,041,813	$ 925,005
Tangible common equity to tangible assets (Non-GAAP)[2]	[b÷a]	8.76 %	8.96 %	7.75 %

1. Net of estimated deferred tax liability, calculated using the estimated statutory tax rate of 26.73% as of December 31, 2024, and 28% as of September 30, 2024 and December 31, 2023.
2. Tax-effected measure.

44 444Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Deposits and Related Ratios As of (dollars in thousands) December 31, 2024 September 30, 2024 December 31, 2023 Portfolio loans (GAAP) [a] $ 7,697,087 $ 7,809,097 $ 7,651,034 Total deposits (GAAP) [b] $ 9,982,490 $ 9,943,241 $ 10,291,156 Brokered deposits, excluding brokered time deposits of $250,000 or more (13,090) (13,089) (6,001) Time deposits of $250,000 or more (334,503) (338,808) (386,286) Core deposits (Non-GAAP) [c] $ 9,634,897 $ 9,591,344 $ 9,898,869 RATIOS Core deposits to total deposits (Non-GAAP) [c÷b] 96.52% 96.46% 96.19 % Portfolio loans to core deposits (Non-GAAP) [a÷c] 79.89% 81.42% 77.29 % Non-GAAP Financial Information (Unaudited)